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                                                                    EXHIBIT 99.1

FLEMING RECEIVES APPROVAL OF FIRST DAY ORDERS

         o        COURT APPROVAL SUPPORTS FLEMING'S VENDORS, CUSTOMERS AND
                  ASSOCIATES

         o        FINANCIAL AND OPERATIONAL STABILITY ENHANCED GOING FORWARD

DALLAS, April 4 /PRNewswire/ -- Fleming Companies, Inc. (OTC Pink Sheets: FLMIQ) announced today that the U.S. Bankruptcy Court in Wilmington, Delaware approved key first day motions, which are intended to support the company's vendors, customers, associates and other stakeholders.

Peter Willmott, Fleming's Interim President and Chief Executive Officer, said, "Today marks a positive step forward in Fleming's reorganization. The approval of our first day motions provides our stakeholders with needed financial clarity and permits us to conduct business in the ordinary course. The court's approval of these motions is key to our ability to better serve customers, pay trade vendors and continue health and welfare benefits for our associates."

Fleming's financial and operational stability going forward were enhanced through the granting of the following motions:

         o approval for an interim financing commitment of $50 million as a bridge to a permanent $150 million debtor-in-possession
                  (DIP) financing package for use by the company to continue operations and to purchase goods and services from vendors;

         o approval for the use of Fleming's cash collateral on an interim basis;

         o approval of administrative expense status for goods ordered before the bankruptcy filing but shipped after the filing;

         o interim approval of an order prohibiting claimants from prosecuting claims under the Perishable Agricultural Commodities Act and the Packers and Stockyard Act, pending further hearing on April 21, 2003;

         o continuation of customer programs and practices in the ordinary course of business, including the company's various customer rebate and incentive programs, vendor discounts and vendor ad funds programs;

         o payment of pre-petition claims related to shipping and warehousing charges in the ordinary course;

         o payment of pre-petition and post-petition obligations for current associates, including wages, salaries, commissions, business expenses; medical, dental, vision, COBRA, long-term disability and life insurance benefits; dues and health and welfare benefits paid on behalf of union associates.

         o The court set hearings to consider other relief, including a trade lien and critical vendor relief on April 10, and establishing a procedures for reclamation claimants on April 21.

The case has been assigned to the Honorable Judge Mary F. Walrath under case number 03-10945 (MFW) (Jointly Administered).

"Even at this early stage in our reorganization process, we are making important progress including moving forward on our permanent DIP financing package and vendor support program. Once in place, and with the protection of the court process, we will give our full attention to developing a plan of reorganization that will enable us to emerge from Chapter 11 a stronger company," Mr. Willmott said.

About Fleming

Fleming is a leading supplier of consumer package goods to retailers of all sizes and formats in the United States. Fleming serves a wide range of retail locations across the country, including supermarkets, convenience stores, discount stores, concessions, limited assortment, drug, supercenters, specialty, casinos, gift shops, military commissaries and exchanges and more. To learn more about Fleming, visit our Web site at http://www.fleming.com .

Forward-Looking Statement

This document contains forward-looking statements regarding future events. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially from those stated in this release, including without limitation: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; court approval of the Company's first day papers and other motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company's liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; changes in general economic conditions; and, the ability to successfully sell the Company's retail operations. Additional information about these and other factors is contained in Fleming's reports and filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made and Fleming undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date of this release.

SOURCE Fleming